Exhibit 10.4
Amendment No. 1 to Loan Agreement
          This Amendment No. 1 to Loan Agreement, dated as of May 6, 2009 (this “Amendment”), is made between Citigroup Global Markets Inc. (“Smith Barney” or “SB”) and the undersigned, Move, Inc. (“Client”).
          Whereas, SB and Client have entered into that certain Loan Agreement dated as of May 8, 2008 (the “Loan Agreement”); capitalized terms used herein but not defined herein have the meaning given to them in the Loan Agreement;
          Whereas, SB and Client desire to amend the Loan Agreement to extend the Maturity Date to May 21, 2009;
          Now, therefore, SB and Client, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agree as follows:
1.	Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:
a.	Section 3 of the Loan Agreement is hereby amended and restated in its entirety as follows:
“3.) Repayment. The Client agrees to pay on May 21, 2009 (“Maturity Date”) any balance outstanding with respect to all Advances, including any accrued interest and fees, as well as any costs of collection and reasonable attorneys’ fees and costs. The total amount owed by the Client described in the preceding sentence is hereafter referred to in this Agreement as the “Loan Obligation”. The Client may prepay the Loan Obligation in whole or in part without penalty at any time prior to the Maturity Date.
2.	No Other Amendment. Except as amended by Section 1 above, the Loan Agreement remains in full force and effect.

3.	Governing Law. This Amendment will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such State.

4.	Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.
     In witness whereof, the undersigned have executed this Amendment as of the date first above-written.

MOVE, INC.		CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Lewis R. Belote, III	By:	/s/ Richard A. Gemberling
Name:	Lewis R. Belote, III	Name:	Richard A. Gemberling
Title:	Chief Financial Officer	Title:	Managing Director